Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for Third Quarter 2020

St. Louis, Missouri – October 28, 2020 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal third quarter 2020 results for the period ended September 27, 2020.

Third Quarter 2020

Revenues for the quarter totaled $475.8 million, compared to $533.1 million in the prior-year period. EPS totaled $0.46 compared to $0.83 in the third quarter 2019.

Adjusted EPS was $0.72 compared to $1.19 in the third quarter 2019. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Roel Vestjens, President and CEO of Belden Inc., said, “Business conditions improved during the third quarter, and I am pleased to report solid double-digit sequential increases in revenue, EPS and cash flow. We expect to deliver the full $15 million quarterly run rate savings in the fourth quarter 2020 associated with our $60 million SG&A cost reduction program. We are comfortable with our balance sheet and liquidity position, and as a result we repaid all remaining short-term revolver borrowings during the third quarter.”

Outlook

“Demand trends and visibility in our business are improving. As a result, we are resuming our traditional guidance practices. Assuming no further material disruptions related to COVID-19, we expect modest sequential improvement in underlying demand in the fourth quarter. Throughout this challenging period, we continue to invest in our business and align our portfolio around the favorable secular trends in industrial automation, cybersecurity, broadband & 5G, and smart buildings. The Company is well positioned for improving growth and robust margin expansion,” said Mr. Vestjens.

The Company expects fourth quarter 2020 revenues to be $460 - $485 million. For the full year ending December 31, 2020, the Company expects revenues to be $1.824 - $1.849 billion.

The Company expects fourth quarter 2020 GAAP EPS to be $0.13 - $0.28. For the full year ending December 31, 2020, the Company expects GAAP EPS of $0.99 - $1.14.

The Company expects fourth quarter 2020 adjusted EPS to be $0.63 - $0.78. For the full year ending December 31, 2020, the Company expects adjusted EPS of $2.47 - $2.62.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8686; the dial-in number for participants outside the U.S. is 720-543-0302. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income from continuing operations per diluted share attributable to Belden common stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019

	(In thousands, except per share data)
Revenues	$475,839	$533,098	$1,364,176	$1,581,590
Cost of sales	(308,247)	(334,293)	(876,143)	(990,857)
Gross profit	167,592	198,805	488,033	590,733
Selling, general and administrative expenses	(85,037)	(98,245)	(275,129)	(298,654)
Research and development expenses	(30,324)	(23,992)	(81,633)	(72,014)
Amortization of intangibles	(16,104)	(19,026)	(48,306)	(56,258)
Operating income	36,127	57,542	82,965	163,807
Interest expense, net	(15,607)	(14,002)	(43,188)	(41,951)
Non-operating pension benefit	680	544	2,079	1,684
Income from continuing operations before taxes	21,200	44,084	41,856	123,540
Income tax expense	(631)	(6,053)	(3,223)	(16,179)
Income from continuing operations	20,569	38,031	38,633	107,361
Loss from discontinued operations, net of tax	(6,231)	(335,046)	(103,395)	(336,908)
Gain on disposal of discontinued operations, net of tax	2,743	—	2,743	—
Net income (loss)	17,081	(297,015)	(62,019)	(229,547)
Less: Net income (loss) attributable to noncontrolling interest	85	(6)	79	60
Net income (loss) attributable to Belden	16,996	(297,009)	(62,098)	(229,607)
Less: Preferred stock dividends	—	971	—	18,437
Net income (loss) attributable to Belden common stockholders	$16,996	$(297,980)	$(62,098)	$(248,044)

Weighted average number of common shares and equivalents:
Basic	44,567	44,444	44,834	41,090
Diluted	44,709	44,610	44,968	41,299

Basic income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.46	$0.83	$0.86	$2.16
Discontinued operations attributable to Belden common stockholders	(0.14)	(7.54)	(2.31)	(8.20)
Disposal of discontinued operations attributable to Belden common stockholders	0.06	—	0.06	—
Net income (loss) per share attributable to Belden common stockholders	$0.38	$(6.70)	$(1.39)	$(6.04)
Diluted income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.46	$0.83	$0.86	$2.15
Discontinued operations attributable to Belden common stockholders	(0.14)	(7.54)	(2.31)	(8.20)
Disposal of discontinued operations attributable to Belden common stockholders	0.06	—	0.06	—
Net income (loss) per share attributable to Belden common stockholders	$0.38	$(6.70)	$(1.39)	$(6.04)

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

Effective January 1, 2020, we transferred our West Penn Wire business and multi-conductor product lines from the Enterprise Solutions segment to the Industrial Solutions segment, and as such, have recast the prior period segment information.

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended September 27, 2020
Segment Revenues	$229,097	$246,742	$475,839
Segment EBITDA	26,250	38,391	64,641
Segment EBITDA margin	11.5%	15.6%	13.6%
Depreciation expense	5,005	5,450	10,455
Amortization of intangibles	5,408	10,696	16,104
Amortization of software development intangible assets	73	456	529
Severance, restructuring, and acquisition integration costs	1,337	20	1,357

For the three months ended September 29, 2019
Segment Revenues	$247,236	$285,862	$533,098
Segment EBITDA	35,868	54,849	90,717
Segment EBITDA margin	14.5%	19.2%	17.0%
Depreciation expense	4,919	5,060	9,979
Amortization of intangibles	6,269	12,757	19,026
Amortization of software development intangible assets	49	36	85
Severance, restructuring, and acquisition integration costs	3,047	—	3,047
Purchase accounting effects of acquisitions	(186)	—	(186)

For the nine months ended September 27, 2020
Segment Revenues	$644,684	$719,492	$1,364,176
Segment EBITDA	73,193	100,367	173,560
Segment EBITDA margin	11.4%	13.9%	12.7%
Depreciation expense	15,208	15,861	31,069
Amortization of intangibles	16,266	32,040	48,306
Amortization of software development intangible assets	184	1,061	1,245
Severance, restructuring, and acquisition integrations costs	6,310	3,138	9,448
Purchase accounting effects of acquisitions	125	—	125

For the nine months ended September 29, 2019
Segment Revenues	$699,644	$881,946	$1,581,590
Segment EBITDA	93,074	165,257	258,331
Segment EBITDA margin	13.3%	18.7%	16.3%
Depreciation expense	14,576	15,414	29,990
Amortization of intangibles	16,694	39,564	56,258
Amortization of software development intangible assets	120	87	207
Severance, restructuring, and acquisition integrations costs	5,566	—	5,566
Purchase accounting effects of acquisitions	532	—	532

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019

	(In thousands)
Total Segment Revenues	$475,839	$533,098	$1,364,176	$1,581,590
Deferred revenue adjustments	—	—	—	—
Consolidated Revenues	$475,839	$533,098	$1,364,176	$1,581,590

Total Segment EBITDA	$64,641	$90,717	$173,560	$258,331
Eliminations	(69)	(1,224)	(402)	(1,971)
Total non-operating pension benefit	680	544	2,079	1,684
Consolidated Adjusted EBITDA (1)	65,252	90,037	175,237	258,044
Amortization of intangibles	(16,104)	(19,026)	(48,306)	(56,258)
Interest expense, net	(15,607)	(14,002)	(43,188)	(41,951)
Depreciation expense	(10,455)	(9,979)	(31,069)	(29,990)
Severance, restructuring, and acquisition integration costs	(1,357)	(3,047)	(9,448)	(5,566)
Amortization of software development intangible assets	(529)	(85)	(1,245)	(207)
Purchase accounting effects related to acquisitions	—	186	(125)	(532)
Income from continuing operations before taxes	$21,200	$44,084	$41,856	$123,540

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27, 2020	December 31, 2019
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$391,497	$407,480
Receivables, net	331,232	334,634
Inventories, net	244,815	231,333
Other current assets	39,211	29,172
Current assets of discontinued operations	—	375,135
Total current assets	1,006,755	1,377,754
Property, plant and equipment, less accumulated depreciation	347,668	345,918
Operating lease right-of-use assets	57,380	62,251
Goodwill	1,247,432	1,243,669
Intangible assets, less accumulated amortization	294,592	339,505
Deferred income taxes	29,845	25,216
Other long-lived assets	52,410	12,446
	$3,036,082	$3,406,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$211,269	$268,466
Accrued liabilities	246,513	283,799
Current liabilities of discontinued operations	—	170,279
Total current liabilities	457,782	722,544
Long-term debt	1,500,716	1,439,484
Postretirement benefits	130,581	136,227
Deferred income taxes	48,896	48,725
Long-term operating lease liabilities	49,209	55,652
Other long-term liabilities	50,311	38,308
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	818,661	811,955
Retained earnings	446,198	518,004
Accumulated other comprehensive loss	(137,458)	(63,418)
Treasury stock	(335,508)	(307,197)
Total Belden stockholders’ equity	792,396	959,847
Noncontrolling interests	6,191	5,972
Total stockholders’ equity	798,587	965,819
	$3,036,082	$3,406,759

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 27, 2020	September 29, 2019

	(In thousands)
Cash flows from operating activities:
Net loss	$(62,019)	$(229,547)
Adjustments to reconcile net loss to net cash provided by operating activities:
Asset impairment of discontinued operations	113,007	342,146
Depreciation and amortization	80,620	108,328
Share-based compensation	13,650	12,115
Gain on disposal of business	(2,743)	—
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	35,645	6,002
Inventories	(9,327)	32,261
Accounts payable	(69,579)	(78,346)
Accrued liabilities	(11,646)	(70,368)
Income taxes	(30,416)	(19,650)
Other assets	1,860	(9,088)
Other liabilities	(20,363)	(4,336)
Net cash provided by operating activities	38,689	89,517
Cash flows from investing activities:
Capital expenditures	(56,809)	(74,068)
Cash used to acquire businesses, net of cash acquired	590	(50,951)
Proceeds from disposal of tangible assets	3,090	19
Proceeds from disposal of business, net of cash sold	50,051	—
Net cash used for investing activities	(3,078)	(125,000)
Cash flows from financing activities:
Borrowings on revolver	190,000	—
Payments under borrowing arrangements	(190,000)	—
Payments under share repurchase program	(35,000)	(50,000)
Payment of earnout consideration	(29,300)	—
Cash dividends paid	(6,800)	(32,153)
Withholding tax payments for share-based payment awards	(1,331)	(2,063)
Other	(154)	(232)
Net cash used for financing activities	(72,585)	(84,448)
Effect of foreign currency exchange rate changes on cash and cash equivalents	2,586	(3,937)
Decrease in cash and cash equivalents	(34,388)	(123,868)
Cash and cash equivalents, beginning of period	425,885	420,610
Cash and cash equivalents, end of period	$391,497	$296,742

For all periods presented, the Consolidated Cash Flow Statement includes the results of the Grass Valley disposal group up to the disposal date, July 2, 2020.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019

	(In thousands, except percentages and per share amounts)
GAAP and adjusted revenues	$475,839	$533,098	$1,364,176	$1,581,590

GAAP gross profit	$167,592	$198,805	$488,033	$590,733
Amortization of software development intangible assets	529	85	1,245	207
Severance, restructuring, and acquisition integration costs	85	792	222	1,092
Purchase accounting effects related to acquisitions	—	(186)	125	532
Adjusted gross profit	$168,206	$199,496	$489,625	$592,564

GAAP gross profit margin	35.2%	37.3%	35.8%	37.4%
Adjusted gross profit margin	35.3%	37.4%	35.9%	37.5%

GAAP selling, general and administrative expenses	$(85,037)	$(98,245)	$(275,129)	$(298,654)
Severance, restructuring, and acquisition integration costs	1,272	2,255	9,226	4,474
Adjusted selling, general and administrative expenses	$(83,765)	$(95,990)	$(265,903)	$(294,180)

GAAP and adjusted research and development expenses	$(30,324)	$(23,992)	$(81,633)	$(72,014)

GAAP net income (loss) attributable to Belden	$16,996	$(297,009)	$(62,098)	$(229,607)
Interest expense, net	15,607	14,002	43,188	41,951
Loss from discontinued operations, net of tax	6,231	335,046	103,395	336,908
Gain on disposal of discontinued operations, net of tax	(2,743)	—	(2,743)	—
Income tax expense	631	6,053	3,223	16,179
Noncontrolling interest	85	(6)	79	60
Total non-operating adjustments	19,811	355,095	147,142	395,098
Amortization of intangible assets	16,104	19,026	48,306	56,258
Severance, restructuring, and acquisition integration costs	1,357	3,047	9,448	5,566
Amortization of software development intangible assets	529	85	1,245	207
Purchase accounting effects related to acquisitions	—	(186)	125	532
Total operating income adjustments	17,990	21,972	59,124	62,563
Depreciation expense	10,455	9,979	31,069	29,990
Adjusted EBITDA	$65,252	$90,037	$175,237	$258,044

GAAP net income (loss) margin	3.6%	(55.7)%	(4.6)%	(14.5)%
Adjusted EBITDA margin	13.7%	16.9%	12.8%	16.3%

GAAP net income (loss) attributable to Belden	$16,996	$(297,009)	$(62,098)	$(229,607)
Operating income adjustments from above	17,990	21,972	59,124	62,563
Loss from discontinued operations, net of tax	6,231	335,046	103,395	336,908
Gain on disposal of discontinued operations, net of tax	(2,743)	—	(2,743)	—
Tax effect of adjustments above	(6,292)	(5,625)	(14,687)	(14,743)
Adjusted net income attributable to Belden	$32,182	$54,384	$82,991	$155,121

GAAP net income (loss) attributable to Belden	$16,996	$(297,009)	$(62,098)	$(229,607)
Loss from discontinued operations, net of tax	6,231	335,046	103,395	336,908
Gain on disposal of discontinued operations, net of tax	(2,743)	—	(2,743)	—
Less: Preferred stock dividends	—	971	—	18,437
GAAP net income from continuing operations attributable to Belden common stockholders	$20,484	$37,066	$38,554	$88,864

Adjusted net income attributable to Belden	$32,182	$54,384	$82,991	$155,121
Less: Preferred stock dividends	—	—	—	18,437
Adjusted net income from continuing operations attributable to Belden common stockholders	$32,182	$54,384	$82,991	$136,684
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.46	$0.83	$0.86	$2.15
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$0.72	$1.19	$1.85	$3.31

GAAP diluted weighted average shares	44,709	44,610	44,968	41,299
Adjusted for assumed conversion of preferred stock into common stock	—	1,130	—	—
Adjusted diluted weighted average shares	44,709	45,740	44,968	41,299

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019

	(In thousands)
GAAP net cash provided by operating activities	$50,819	$67,872	$38,689	$89,517
Capital expenditures, net of proceeds from the disposal of tangible assets	(15,075)	(23,299)	(53,719)	(74,049)
Non-GAAP free cash flow	$35,744	$44,573	$(15,030)	$15,468

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2020 Earnings Guidance

	Year Ended	Three Months Ended
	December 31, 2020	December 31, 2020

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.99 - $1.14	$0.13 - $0.28
Amortization of intangible assets	1.08	0.26
Severance, restructuring, and acquisition integration costs	0.40	0.24
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$2.47 - $2.62	$0.63 - $0.78

Our guidance for income from continuing operations per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the fourth quarter and full-year 2020 and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the results of the Company’s impairment analysis, which could reduce EPS, adjusted EPS, and various other financial metrics; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 11, 2020, as well as enhancements made to our risk factors throughout the year, including as disclosed in our first quarter 2020 Form 10-Q filed with the SEC on May 4, 2020. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com